NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

ALLIANCE DATA SIGNS NEW MULTI-YEAR AGREEMENTS WITH LEADING OUTDOOR SPORTING GOODS RETAILER
GANDER MOUNTAIN

Alliance Data to Launch Private Label Credit Card Program and Provide Database Marketing Services;
Extends Co-Branded Credit Card Agreement to Drive Sales, Increase Customer Loyalty

DALLAS, Texas, Sept. 30, 2008 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed multi-year agreements with Gander Mountain (NASDAQ: GMTN) to provide new private label credit card and database marketing services in support of Gander Mountain’s multi-channel business. Alliance Data also signed a contract extension to continue providing co-brand credit card services for Gander Mountain. Headquartered in St. Paul, Minnesota, Gander Mountain is the nation’s largest retail network of stores for hunting, fishing, camping, boating, marine, and outdoor lifestyle apparel and footwear, products and services, and operates 115 Gander Mountain outdoor lifestyle stores in 23 states. A client of Alliance Data’s since 2005, Gander Mountain’s 2007 fiscal year sales were nearly $1 billion.

Under terms of the agreements, Alliance Data will provide co-brand and private label credit card services including account acquisition and activation; receivables funding; card authorization; credit card issuance; statement generation; remittance processing; customer service functions; and marketing services to Gander Mountain. Alliance Data will also build and maintain a multi-tender consumer marketing database, and provide analytics, customer segmentation and modeling to further assist Gander Mountain in its multi-channel marketing efforts.

The new private label credit card program will complement Gander Mountain’s co-brand credit card program, providing select customer segments with an alternate card choice for making purchases through Gander Mountain’s in-store, online and catalog sales channels. The private label credit card will be targeted to customers that meet Alliance Data’s traditional credit quality standards.

Currently, Gander Mountain co-brand cardholders earn Rewards Club points for all purchases made on the card – both within and outside of the brand. Customers that open a private label credit card will also receive Rewards Club points for purchases at Gander Mountain. Both co-brand and private label cardholders can redeem their Rewards Club points for dollars-off certificates at Gander Mountain.

“We value the strong partnership that we’ve forged with Alliance Data and are excited to expand our profitable business relationship,” said Casey Ramm, vice president of Marketing for Gander Mountain. “The new private label program will complement our successful co-brand program and offer our customers more payment choices. The database services will enable us to better deliver relevant offers and meaningful marketing promotions. We are focused on providing even more value to more customers, and Alliance Data will help us accomplish this goal.”

“We are excited to broaden the relationship that Alliance Data has with Gander Mountain by providing new services that will further optimize their marketing and sales efforts,” said Ivan Szeftel, president of Retail Services for Alliance Data. “Gander Mountain is a distinctive brand and a successful retailer that has created a strong niche in a fragmented outdoor lifestyle market. They know their customer, and understand the value that an expanded credit program and database services will bring to their business.”

About Gander Mountain

Gander Mountain Company (Nasdaq: GMTN), headquartered in Saint Paul, Minnesota, is the nation’s largest retail network of stores for hunting, fishing, camping, boating, marine, and outdoor lifestyle apparel and footwear, products and services. Since 1960, the Gander Mountain brand has offered an expanding assortment of competitively priced outdoor equipment, technical apparel and footwear, as well as gunsmith, archery, boat, ATV and marine services. The stores feature national, regional and local brands as well as the company’s owned brands. Focused on a “We Live Outdoor” culture, Gander Mountain dedicates itself to creating outdoor memories. At the end of 2007 there were 115 conveniently located Gander Mountain outdoor lifestyle stores in 23 states. For the nearest store location call 800-282-5993 or visit www.GanderMountain.com. Gander Mountain is also the parent company of Overton’s (www.overtons.com), a leading catalog and Internet based retailer of products for boating and other water sports enthusiasts.

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  The Company manages more than 107 million consumer relationships for some of North America’s most recognizable companies. Through the creation and deployment of customized solutions that change consumer behavior, Alliance Data enables its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at more than 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

# # #